                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-130408

Free Writing Prospectus Legend

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities
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Smith Incorporated, Countrywide Securities Corporation and KeyBanc Capital
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MLCFC 2006-2 CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

      LOAN                       STREET
     NUMBER       PROPERTY NAME  ADDRESS            CITY          COUNTY      STATE   ZIP CODE  PROPERTY TYPE
----------------- -------------- -------------- -------------- -------------- ------- --------- ---------------

                  Jefferson      144 North      Milwaukee      Milwaukee      WI         53202  Multifamily
                  Block          Jefferson
                  Apartments     Street

                  Chestnut       4610
        10029811  Hill           Weatherford
                  Apartments     Lane           Columbus       Franklin       OH      43230     Multifamily

        10028201  Oak Hill       6601 Oak       Rensselaer     Rensselaer     NY      12144     Multifamily
                  Apartments     Hill Circle

                  North Park     4890 North
     20068505014  Apartments     Backer Avenue  Frenso         Fresno         CA         93726  Multifamily

                  Clive, IA
                  Multifamily
                  Portfolio      Various        Clive          Polk           IA         50325  Multifamily

                                 1872
                                 Northwest
                  Crest Manor    82nd Street    Clive          Polk           IA         50325  Multifamily

                  Westridge      8330 Harbach
                  Apartments     Boulevard      Clive          Polk           IA         50325  Multifamily

                  Capri          8465 Clark
                  Apartments     Street         Clive          Polk           IA         50325  Multifamily

                                 1565
                  Crestwood      Northwest
                  Apartments     84th Street    Clive          Polk           IA         50325  Multifamily

                                 1940
                  Crestview      Northwest
                  Apartments     82nd Street    Clive          Polk           IA         50325  Multifamily

                                 8450
                  Crestland      Franklin
                  Apartments     Avenue         Clive          Polk           IA         50325  Multifamily

                  West Winds     8190 Harbach
                  Apartments     Boulevard      Clive          Polk           IA         50325  Multifamily

                  Lakes of       396
        10029812  Olentangy      Summerwind
                  Apartments     Lane           Lewis Center   Delaware       OH      43035     Multifamily

                  Oasis of
                  Bermuda        79090 42nd
        10024666  Dunes          Avenue         Bermuda Dunes  Riverside      CA      92203     Multifamily
                  Apartments

                  Dayton         2570 South
                  Crossing       Dayton Way     Denver         Denver         CO         80231  Multifamily

                                 10050 East
                  Woodstream     Harvard
                  Village        Avenue         Denver         Denver         CO         80231  Multifamily

                  O'Shea MHP                                                                    Manufactured
     20069201002  Portfolio      Various        Various        Various        MI      Various   Housing

                                 3278
                  Brentwood      Brentwood                                                      Manufactured
                  Estates        Drive          Bay City       Bay            MI         48706  Housing

                  Shady Rest     3612 East                                                      Manufactured
                  MHP            Shod Street    Bay City       Bay            MI         48706  Housing

                  Pebble Creek   1154 Roger                                                     Manufactured
                  MHC            Court          Reese          Tuscola        MI         48757  Housing

                                 875 West
                  Village        Grand River                                                    Manufactured
                  Square MHP     Avenue         Williamston    Ingham         MI         48895  Housing

                                 2115 East
                  Vaughan        Evergreen                                                      Manufactured
                  Village        Drive          Caro           Tuscola        MI         48723  Housing

                  Leslie         714 Mill                                                       Manufactured
                  Estates        Street         Leslie         Ingham         MI         49251  Housing

                  Eastpointe     509
        10029813  Lake           Waterside
                  Apartments     View Drive     Blacklick      Franklin       OH      43004     Multifamily

                                 2101 SW
                  Sunset View    Sunset
                  Apartments     Boulevard      Renton         King           WA         98055  Multifamily

                  The            6256
                  Crossings      Hillandale
                  Apartments     Drive          Lithonia       Dekalb         GA      30058     Multifamily

                                 776 Old
                  Eastgate       State Route
        10030609  Village        74             Cincinnati     Clermont       OH      45245     Health Care

                                 4042 South
                  Golden Pond    Hillcrest
     20059225010  II             Avenue         Springfield    Greene         MO      65807     Multifamily

                  Ashford Park   2700 South
                  Apartments     Dairy Ashford  Houston        Harris         TX      77082     Multifamily

                  Carriage
                  Hills          5601 Calmar
        10030058  Apartments     Drive          Montgomery     Montgomery     AL      36116     Multifamily

                  Fox & Hounds   325 Foxfire
        10029856  Apartments     Drive          Oxford         Butler         OH      45056     Multifamily

                  Briarwood      1711 Bowie
                  Village        School Drive   Baytown        Harris         TX      77520     Multifamily

                  Bishop
                  Mobile Home    1349                                                           Manufactured
                  Park           Glenwood Lane  Bishop         Inyo           CA      95314     Housing

                  Snug Harbor    383 Denise
                  Townhomes      Road           Rochester      Monroe         NY      14612     Multifamily

                                 1940 West
                  Brookview      University
     20068503004  Apartments     Drive          Mesa           Maricopa       AZ      85201     Multifamily

                  Ridgeland      314
                  Heights        Ridgeland
                  Apartments     Court          Holland        Ottawa         MI      49423     Multifamily

                  Woodridge      1895 & 1935
        10029646  Apartments     H Street       Arcata         Humboldt       CA      95521     Multifamily

                  Alpine Vista   419 East                                                       Manufactured
                  Village MHP    57th Street    Loveland       Larimer        CO      80538     Housing
                                 1200

                  Marina Club    Missouri
                  at Baytown     Street         Baytown        Harris         TX      77520     Multifamily

                  Pinebrook
                  Tower          1235-1331
        10029639  Apartments     Shaffer Drive  Lorain         Lorain         OH      44053     Multifamily

                  Fairview       1001 West
                  Apartments     3rd Avenue     Indianola      Warren         IA      50125     Multifamily

                  Towne East
                  Village        9060 FM 78     Converse       Bexar          TX      78109     Multifamily
                                 1250
                                 Donnelly

                  Paragon        Avenue
                  Pointe         Southwest      Atlanta        Fulton         GA      78410     Multifamily

                  Dickinson
                  Arms           3301 Hughes
                  Apartments     Lane           Dickinson      Galveston      TX      77539     Multifamily
                                 742 West

                  San Rafael     Francisco                                                      Manufactured
                  RV Park        Boulevard      San Rafael     Marin          CA      94901     Housing
                                 1118

                  Carolina       Boundary
                  Acres Apts     Street         Conway         Horry          SC      29526     Multifamily

                                ----------------
                                    308,567,798
                                ----------------

                                                  INITIAL
                                                   POOL                                 STUDIOS           1 BEDROOM
                                                  BALANCE   UTILITIES     PAD AVG              AVG                AVG
      LOAN                       INITIAL POOL     PER UNIT  PAID BY       RENT PER           RENT PER           RENT PER
     NUMBER       PROPERTY NAME   BALANCE ($)    OR PAD ($)  TENANT       MO. ($)   # UNITS  MO. ($)    # UNITS MO. ($)
----------------- ------------- ---------------- ---------- ----------    --------   ------- --------   ------- --------

                  Jefferson                                 E,W,G
                  Block
                  Apartments    30,200,000       139,171                                                 84      1,093

                  Chestnut
        10029811  Hill
                  Apartments    29,675,000        61,823    E, S, W                                      164       639

        10028201  Oak Hill                                  E, G
                  Apartments    25,456,595       115,818                                                  26     1,004

                  North Park
     20068505014  Apartments    23,000,000        49,784    E, G                                         180       519

                  Clive, IA
                  Multifamily
                  Portfolio     16,336,448        38,744    E, G

                  Crest Manor    4,611,175                  E, G

                  Westridge
                  Apartments     1,633,645                  E, G                        3       452         6      531

                  Capri
                  Apartments       959,204                  E, G

                  Crestwood
                  Apartments       539,552                  E, G

                  Crestview
                  Apartments     1,778,525                  E, G

                  Crestland
                  Apartments     1,658,624                  E, G

                  West Winds
                  Apartments     5,155,723                  E,  G                                            59    555

                  Lakes of
        10029812  Olentangy
                  Apartments    14,136,000       50,128     E, G                                            140    622

                  Oasis of
                  Bermuda
        10024666  Dunes         13,971,234      100,000     E, G                                             36  1,175
                  Apartments

                  Dayton
                  Crossing      13,400,000       41,358     E, W, G,S                  11        413        158    570

                  Woodstream                                E, W, G,
                  Village       13,300,000       41,563     S                                               194    572

                  O'Shea MHP
     20069201002  Portfolio     11,785,000       17,695     Various

                  Brentwood                                 E, G, S,
                  Estates        2,639,543                  W                275

                  Shady Rest                                E, G, S,
                  MHP            2,825,426                  W                305

                  Pebble Creek
                  MHC            1,487,066                  E, G             260

                  Village                                   E, G, S,
                  Square MHP     1,821,656                  W                300

                  Vaughan                                   E, G, S,
                  Village        1,561,420                  W                269

                  Leslie                                    E, G, S,
                  Estates        1,449,890                  W                305

                  Eastpointe
        10029813  Lake                                      E, G, S,
                  Apartments    11,050,000       43,849     W                                                136    542

                  Sunset View
                  Apartments    10,585,080       44,375     E                                                 48    635

                  The
                  Crossings
                  Apartments     7,660,880       38,304     E,G                                               48    658

                  Eastgate
        10030609  Village        7,393,671       49,333                                   44        550       78   1,250

                  Golden Pond
     20059225010  II             7,000,000       57,377     E                                                 14     575

                  Ashford Park
                  Apartments     5,910,266       32,861     E,G                                               72     536

                  Carriage
                  Hills
        10030058  Apartments     5,620,000       44,960     E, W                                              25     499

                  Fox & Hounds
        10029856  Apartments     5,500,000       57,292     E, G, W                                            6     599

                  Briarwood
                  Village        5,250,000       28,533     W                              6         448      86     498

                  Bishop
                  Mobile Home
                  Park           5,200,000       30,233     None             387

                  Snug Harbor                               E, G, W,
                  Townhomes      4,921,285       44,773     S

                  Brookview
     20068503004  Apartments     4,890,000       31,146     None                          48         510      107    585

                  Ridgeland
                  Heights
                  Apartments     4,795,905       33,333     E

                  Woodridge
        10029646  Apartments     4,732,291       38,323     E, G                                               59    582

                  Alpine Vista
                  Village MHP    4,480,000       36,721     None             375

                  Marina Club
                  at Baytown     4,150,000       28,041     W                              4         450       56    488

                  Pinebrook
                  Tower
        10029639  Apartments     4,082,706       24,405     E                                                  24    483

                  Fairview
                  Apartments     3,433,493       28,667     E                              3         448       26    494

                  Towne East
                  Village        3,397,540       34,000     E, W                                        60    524

                  Paragon
                  Pointe         2,150,000       41,346     E, G                                        52    635

                  Dickinson
                  Arms
                  Apartments     2,100,000       21,875     None                                        58    497

                  San Rafael
                  RV Park        1,650,000       36,667     None             446

                  Carolina
                  Acres Apts     1,354,402       21,250     E, G                                        16     403

                                     2 BEDROOM          3 BEDROOM          4 BEDROOM
                                             AVG                AVG                AVG
      LOAN                                 RENT PER           RENT PER           RENT PER    ELEVATORS   CURRENT    NCF
     NUMBER       PROPERTY NAME   # UNITS  MO. ($)    # UNITS MO. ($)    # UNITS MO. ($)     (YES/NO)       LTV      DSCR
----------------- -------------   -------- --------   ------- --------   ------- --------   ------------ ---------- --------

                  Jefferson                                                                     Yes
                  Block
                  Apartments         133     1,551                                                       77.24      1.28

                  Chestnut
        10029811  Hill
                  Apartments         316       801                                              No       78.30      1.18

        10028201  Oak Hill
                  Apartments         134     1,327       60   1,430                             No       79.93      1.20

                  North Park
     20068505014  Apartments         282       642                                              No       75.16      1.06

                  Clive, IA
                  Multifamily
                  Portfolio                                                                     No       76.70      1.22

                  Crest Manor        122       600                                              No

                  Westridge
                  Apartments          30       601        4     710                             No

                  Capri
                  Apartments          32       535                                              No

                  Crestwood
                  Apartments          16       562                                              No

                  Crestview
                  Apartments          48       568                                              No

                  Crestland
                  Apartments          42       698                                              No

                  West Winds
                  Apartments          60       621                                              No

                  Lakes of
        10029812  Olentangy
                  Apartments         142       755                                              No       78.53      1.20

                  Oasis of
                  Bermuda
        10024666  Dunes              104     1,290                                                       69.86      1.20
                  Apartments                                                                    No

                  Dayton
                  Crossing           155       675                                              Yes      67.34      1.23

                  Woodstream
                  Village            126       630                                              Yes      68.56      1.21

                  O'Shea MHP
     20069201002  Portfolio                                                                     No       74.35      1.15

                  Brentwood
                  Estates                                                                       No

                  Shady Rest
                  MHP                                                                           No

                  Pebble Creek
                  MHC                                                                           No

                  Village
                  Square MHP                                                                    No

                  Vaughan
                  Village                                                                       No

                  Leslie
                  Estates                                                                       No

                  Eastpointe
        10029813  Lake
                  Apartments        116        676                                               No       79.50      1.20

                  Sunset View
                  Apartments        192        706                                               No       71.76      1.25

                  The
                  Crossings
                  Apartments        120        779        32      892                            No       79.80      1.20

                  Eastgate
        10030609  Village            28      1,525                                               No       73.20      1.55

                  Golden Pond
     20059225010  II                 90        675        18      775                            No       78.65      1.06

                  Ashford Park
                  Apartments        100        706         8      815                            No       76.76      1.21

                  Carriage
                  Hills
        10030058  Apartments         72        599         28     691                            No       73.95      1.22

                  Fox & Hounds
        10029856  Apartments         79        726                            11   1,466         No       78.57      1.20

                  Briarwood
                  Village            80        641         12     790                            No       75.26      1.20

                  Bishop
                  Mobile Home
                  Park                                                                           No       58.43      1.35

                  Snug Harbor
                  Townhomes         110        680                                               No       79.89      1.21

                  Brookview
     20068503004  Apartments          2        750                                               No       77.07      1.22

                  Ridgeland
                  Heights
                  Apartments        144        572                                               No       70.53      1.21

                  Woodridge
        10029646  Apartments         65        700                                               No       71.70      1.23

                  Alpine Vista
                  Village MHP                                                                    No       76.84      1.20

                  Marina Club
                  at Baytown         74        664         14      874                           No       75.26      1.20

                  Pinebrook
                  Tower
        10029639  Apartments        144        549                                               No       78.51      1.40

                  Fairview
                  Apartments         91        573                                               No       79.66      1.31

                  Towne East
                  Village            40        657                                               No       79.75      1.20

                  Paragon
                  Pointe                                                                         No       82.69      1.15

                  Dickinson
                  Arms
                  Apartments         38        633                                               No       75.26      1.20

                  San Rafael
                  RV Park                                                                        No       72.53      1.21

                  Carolina
                  Acres Apts         32        452         16       518                          No       67.72      1.30

                                                                1ST
      LOAN                       ORIG IO   ORIG AM ORIG      PAYMENT
     NUMBER       PROPERTY NAME   PERIOD    TERM    TERM      DATE
----------------- -------------  --------- ------- ------- ------------

                  Jefferson            24     360     120     6/8/2006
                  Block
                  Apartments

                  Chestnut
        10029811  Hill
                  Apartments           60     360     120     6/1/2006

        10028201  Oak Hill              0     360     120     6/1/2006
                  Apartments

                  North Park
     20068505014  Apartments            0     420     120     7/1/2006

                  Clive, IA
                  Multifamily
                  Portfolio             0     360     120     6/8/2006

                  Crest Manor

                  Westridge
                  Apartments

                  Capri
                  Apartments

                  Crestwood
                  Apartments

                  Crestview
                  Apartments

                  Crestland
                  Apartments

                  West Winds
                  Apartments

                  Lakes of
        10029812  Olentangy
                  Apartments           48     360     120     4/1/2006

                  Oasis of
                  Bermuda
        10024666  Dunes                 0     360     120     5/1/2006
                  Apartments

                  Dayton
                  Crossing             60     360     120     5/8/2006

                  Woodstream
                  Village              60     360     120     5/8/2006

                  O'Shea MHP
     20069201002  Portfolio            36     322     120     7/1/2006

                  Brentwood
                  Estates

                  Shady Rest
                  MHP

                  Pebble Creek
                  MHC

                  Village
                  Square MHP

                  Vaughan
                  Village

                  Leslie
                  Estates

                  Eastpointe
        10029813  Lake
                  Apartments           48     360     120     4/1/2006

                  Sunset View
                  Apartments            0     360     120     1/8/2006

                  The
                  Crossings
                  Apartments           24     360     120     5/8/2006

                  Eastgate
        10030609  Village               0     360     120     6/1/2006

                  Golden Pond
     20059225010  II                    0     360     120     7/1/2006

                  Ashford Park
                  Apartments            0     360     120     6/8/2006

                  Carriage
                  Hills
        10030058  Apartments            0     360     120     7/1/2006

                  Fox & Hounds         24     360     120     3/1/2006
        10029856  Apartments

                  Briarwood
                  Village              24     360     120     6/8/2006

                  Bishop
                  Mobile Home
                  Park                 24     360     120     4/8/2006

                  Snug Harbor
                  Townhomes             0     360     120     6/8/2006

                  Brookview
     20068503004  Apartments           35     360     120     7/1/2006

                  Ridgeland
                  Heights
                  Apartments            0     360     120     6/8/2006

                  Woodridge             0     300     120     4/1/2006
        10029646  Apartments

                  Alpine Vista
                  Village MHP          60     360     120     6/8/2006

                  Marina Club
                  at Baytown           24     360     120     6/8/2006

                  Pinebrook
                  Tower
        10029639  Apartments            0     360     120     3/1/2006

                  Fairview
                  Apartments            0     360     120     5/8/2006

                  Towne East
                  Village               0     360     120     6/8/2006

                  Paragon
                  Pointe                0     360     120     7/8/2006

                  Dickinson
                  Arms
                  Apartments           24     360     120     6/8/2006

                  San Rafael
                  RV Park              36     360     120     4/8/2006

                  Carolina
                  Acres Apts            0     360     120     3/8/2006